WELLS FARGO & COMPANY 8-K

Exhibit 4.2

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 95001BA95	FACE AMOUNT: $__________

REGISTERED NO. __

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES S

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Lowest Performing of the

Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund,
the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

due October 31, 2022

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below) on the Stated Maturity Date (as defined below), unless this Security is redeemed prior to the Stated Maturity Date as provided below under “Optional Redemption,” and to pay Contingent Coupon Payments (as defined below) on the Face Amount of this Security to the extent provided herein on the Contingent Coupon Payment Dates specified herein at the Contingent Coupon Rate (as defined below) until the earlier of the Stated Maturity Date and the Optional Redemption Date (as defined below), if any. The “Initial Stated Maturity Date” shall be October 31, 2022. If the Final Calculation Day (as defined below) is not postponed, the Initial Stated Maturity Date will be the “Stated Maturity Date.” If the Final Calculation Day is postponed, the “Stated Maturity Date” shall be the later of (i) the Initial Stated Maturity Date and (ii) three Business Days (as defined below) after the last Final Calculation Day as postponed.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Optional Redemption

The Company may, at its option, redeem this Security, in whole but not in part, on any Optional Redemption Date (as defined below) by giving notice to the Holder hereof on or before the Calculation Day (as defined below) immediately preceding that Optional Redemption Date. If this Security is redeemed, the Holder hereof will receive the Optional Redemption Price (as defined below) plus a final Contingent Coupon Payment (as defined below), if any, on the applicable Optional Redemption Date. Unless the Company defaults in the payment of the Optional Redemption Price plus the final Contingent Coupon Payment, if any, this Security will cease to be outstanding on such Optional Redemption Date, no additional Contingent Coupon Payments will be payable on this Security and the Holder hereof will have no further rights under this Security after such Optional Redemption Date. The “Optional Redemption Price” is equal to the Face Amount of this Security. The “Optional Redemption Dates” shall be the Contingent Coupon Payment Dates (as defined below) following each Calculation Day scheduled to occur from April 2019 to July 2022, inclusive.

Payment of Contingent Coupon Payments, the Maturity Payment Amount and the Optional Redemption Price

On each quarterly Contingent Coupon Payment Date, the Company shall pay a Contingent Coupon Payment if, and only if, the Fund Closing Price (as defined below) of the Lowest Performing Fund (as defined below) on the related Calculation Day is greater than or equal to its Threshold Price (as defined below). A “Contingent Coupon Payment,” if payable as provided herein, shall be equal to (i) the product of the Face Amount of this Security and the Contingent Coupon Rate, (ii) divided by 4. The “Contingent Coupon Payment Dates” shall be the third Business Day following each Calculation Day, as each such Calculation Day may be postponed as herein provided, provided that the Contingent Coupon Payment Date with respect to the Final Calculation Day will be the Stated Maturity Date. If a Calculation Day is postponed with respect to one or more Funds, the related Contingent Coupon Payment Date will be three Business Days after the last Calculation Day as postponed. The “Contingent Coupon Rate” is 6.45% per annum. Any Contingent Coupon Payments will be rounded to the nearest cent, with one-half cent rounded upward. If a Contingent Coupon Payment Date is postponed, the Contingent Coupon Payment, if any, due on that Contingent Coupon Payment Date will be made on that Contingent Coupon Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Contingent Coupon Payment Date, with no additional amount accruing or payable as a result of the postponement.

Any Contingent Coupon Payment so payable, and punctually paid or duly provided for, on any Contingent Coupon Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Contingent Coupon Payment next preceding such Contingent Coupon Payment Date. The Regular Record Date for a Contingent Coupon Payment Date shall be the date one Business Day prior to such Contingent Coupon Payment Date.

Any Contingent Coupon Payment not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of

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business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of any Contingent Coupon Payment on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota; provided, however, that, at the option of the Company, payment of any Contingent Coupon Payment may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payments of any Contingent Coupon Payment and the Maturity Payment Amount or the Optional Redemption Price, as applicable, on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, any payments on this Security will be made to the Depositary by wire transfer of immediately available funds.

Payment of the Maturity Payment Amount or the Optional Redemption Price, as applicable, and any Contingent Coupon Payments on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Definitions Relating to Maturity Payment Amount, the Optional Redemption Price and Contingent Coupon Payments

If this Security is not redeemed prior to the Stated Maturity Date as provided above under “Optional Redemption,” the “Maturity Payment Amount” of this Security will equal:

•	if the Ending Price of the Lowest Performing Fund on the Final Calculation Day is greater than or equal to its Threshold Price: the Face Amount; or

•	if the Ending Price of the Lowest Performing Fund on the Final Calculation Day is less than its Threshold Price:

Face Amount x	Performance Factor of the Lowest Performing Fund on the Final Calculation Day

All calculations with respect to the Maturity Payment Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Maturity Payment Amount will be rounded to the nearest cent, with one-half cent rounded upward.

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“Fund” shall mean each of the Energy Select Sector SPDR Fund, the Consumer Discretionary Select Sector SPDR Fund, the Financial Select Sector SPDR Fund and the Technology Select Sector SPDR Fund.

The “Pricing Date” shall mean October 26, 2018.

The “Lowest Performing Fund” for any Calculation Day will be the Fund with the lowest Performance Factor on that Calculation Day (as such Calculation Day may be postponed for one or more Funds as provided herein).

The “Performance Factor” with respect to a Fund on any Calculation Day, is its Fund Closing Price on such Calculation Day divided by its Starting Price (expressed as a percentage).

The “Fund Closing Price” with respect to a Fund on any Trading Day means the product of (i) the Closing Price of one share of such Fund (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to such Fund on such Trading Day.

The “Closing Price” for one share of a Fund (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading.

The “Adjustment Factor” means, with respect to a share of a Fund (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Anti-dilution Adjustments Relating To A Fund; Alternate Calculation” below.

The “Starting Price” with respect to the Energy Select Sector SPDR Fund is $66.48, its Fund Closing Price on the Pricing Date, with respect to the Consumer Discretionary Select Sector SPDR Fund is $103.41, its Fund Closing Price on the Pricing Date, with respect to the Financial Select Sector SPDR Fund is $25.26, its Fund Closing Price on the Pricing Date, and with respect to the Technology Select Sector SPDR Fund is $68.09, its Fund Closing Price on the Pricing Date.

The “Ending Price” of a Fund will be its Fund Closing Price on the Final Calculation Day.

The “Threshold Price” with respect to the Energy Select Sector SPDR Fund is $39.888, which is equal to 60% of its Starting Price, with respect to the Consumer Discretionary Select Sector SPDR Fund is $62.046, which is equal to 60% of its Starting Price, with respect to the Financial Select Sector SPDR Fund is $15.156, which is equal to 60% of its Starting Price, and with respect to the Technology Select Sector SPDR Fund is $40.854, which is equal to 60% of its Starting Price.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

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The “Calculation Days” shall be the 26th day of each January, April, July and October, commencing January 2019 and ending July 2022, and the Final Calculation Day. If any Calculation Day is not a Trading Day with respect to any Fund, such Calculation Day for each Fund will be postponed to the next succeeding day that is a Trading Day with respect to each Fund. A Calculation Day for a Fund is also subject to postponement due to the occurrence of a Market Disruption Event (as defined below) with respect to such Fund on such Calculation Day. If a Market Disruption Event occurs or is continuing with respect to a Fund on any Calculation Day, then such Calculation Day for such Fund will be postponed to the first succeeding Trading Day for such Fund on which a Market Disruption Event for such Fund has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Fund after the originally scheduled Calculation Day, that eighth Trading Day shall be deemed to be the Calculation Day for such Fund. If a Calculation Day has been postponed eight Trading Days for a Fund after the originally scheduled Calculation Day and a Market Disruption Event occurs or is continuing with respect to such Fund on such eighth Trading Day, the Calculation Agent will determine the Closing Price of such Fund on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the Close of Trading (as defined below) on such eighth Trading Day. Notwithstanding the postponement of a Calculation Day for a Fund due to a Market Disruption Event with respect to such Fund on such Calculation Day, the originally scheduled Calculation Day will remain the Calculation Day for any Fund not affected by a Market Disruption Event on such day.

The “Final Calculation Day” is October 26, 2022, subject to postponement as provided herein.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of January 24, 2018 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the Optional Redemption Price, if any, the Maturity Payment Amount, if any, and the Contingent Coupon Payments, if any, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

A “Trading Day” with respect to a Fund means a day, as determined by the Calculation Agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “Relevant Stock Exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the Calculation Agent.

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The “Related Futures or Options Exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Fund.

Anti-dilution Adjustments Relating To A Fund; Alternate Calculation

Anti-dilution Adjustments

The Calculation Agent will adjust the Adjustment Factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Final Calculation Day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund. The Calculation Agent may, in its sole discretion, make additional adjustments to any terms of this Security upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of this Security. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified herein or would not preserve the relative investment risks of this Security. All determinations made by the Calculation Agent in making any adjustments to the terms of this Security, including adjustments that are in addition to, or that differ from, those described herein, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of this Security, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the Calculation Agent will not be required to adjust the Adjustment Factor for a Fund unless the adjustment would result in a change to such Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the Adjustment Factor for such Fund will be adjusted to equal the product of the prior Adjustment Factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or

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other applicable security), then the Adjustment Factor for such Fund will be adjusted on the ex-dividend date to equal the prior Adjustment Factor for such Fund plus the product of the prior Adjustment Factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an Extraordinary Dividend (as defined below) has occurred with respect to a Fund, then the Adjustment Factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor for such Fund and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount (as defined below).

For purposes of determining whether an Extraordinary Dividend has occurred:

(1)	“Extraordinary Dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and
(2)	“Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the Extraordinary Dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor for such Fund as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment

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pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of this Security that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any Successor Fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “Reorganization Event”), then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor for such Fund or the method of determining the Maturity Payment Amount, whether a Contingent Coupon Payment will be made or any other terms of this Security as the Calculation Agent determines appropriate to account for the economic effect on this Security of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a Liquidation Event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “Liquidation Event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to such Fund, then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, any subsequent Fund Closing Price for such Fund will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “Successor Fund”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on the holder of this Security.

If a Fund undergoes a Liquidation Event prior to, and such Liquidation Event is continuing on, the date that any Fund Closing Price of such Fund is to be determined and the Calculation Agent determines that no Successor Fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for such Fund on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Fund, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which the sponsor of the index underlying such Fund discontinues publication of that index), then the Calculation Agent will calculate the Fund Closing Price for such Fund in accordance with the formula last used to calculate such Fund Closing Price before such Liquidation Event, but using only those securities that were held by such Fund immediately prior to such Liquidation Event without any rebalancing or substitution of such securities following such Liquidation Event.

If a Successor Fund is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for a Fund, such Successor Fund or Fund Closing Price will be used as a

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substitute for such Fund for all purposes, including for purposes of determining whether a Market Disruption Event exists with respect to such Fund.

If any event is both a Reorganization Event and a Liquidation Event, such event will be treated as a Reorganization Event for purposes of this Security unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a Successor Fund, or the related index underlying the Fund or Successor Fund, is changed in a material respect, or if a Fund or a Successor Fund is in any other way modified so that such Fund does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of such Fund or a Successor Fund had such changes or modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Price of an exchange traded fund comparable to such Fund or such Successor Fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price of such Fund and the Maturity Payment Amount and determine whether a Contingent Coupon Payment will be made with reference to such adjusted Closing Price of such Fund or such Successor Fund, as applicable.

Market Disruption Events

A “Market Disruption Event” means, with respect to a Fund, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any Successor Fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any Successor Fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities)

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of such Fund or any Successor Fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any Successor Fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)	The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Fund or any Successor Fund prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the Close of Trading on that day.

(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Fund or any Successor Fund fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to a Fund:

(1)	“Close of Trading” means the Scheduled Closing Time of the Relevant Stock Exchange with respect to such Fund or any Successor Fund; and
(2)	the “Scheduled Closing Time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for such Fund or any Successor Fund means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

Calculation Agent

The Calculation Agent will determine the Optional Redemption Price, if any, and the Maturity Payment Amount, if any, and the Contingent Coupon Payments, if any. In addition, the Calculation Agent will (i) determine if adjustments are required to the Fund Closing Prices of the Funds under the circumstances described in this Security, (ii) if a Fund undergoes a Liquidation Event, select a Successor Fund or, if no Successor Fund is available, determine the Fund Closing Price of such Fund and (iii) determine whether a Market Disruption Event has occurred.

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The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Redemption and Repayment

This Security is not subject to repayment at the option of the Holder hereof prior to October 31, 2022. This Security is subject to redemption prior to October 31, 2022 as set forth under “Optional Redemption” above. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next two sentences) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof, calculated as provided herein, plus a portion of a final Contingent Coupon Payment, if any. The Maturity Payment Amount and any final Contingent Coupon Payment will be calculated as though the date of acceleration were the Final Calculation Day. The final Contingent Coupon Payment, if any, will be prorated from and including the immediately preceding Contingent Coupon Payment Date to but excluding the date of acceleration.

__________________

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED:

WELLS FARGO & COMPANY

By:

Its:

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

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[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES S

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Lowest Performing of the

Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund,
the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

due October 31, 2022

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of February 21, 2017, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series S, of the Company. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains

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provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered

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form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Contingent Coupon Payments, if any, and the Maturity Payment Amount or the Optional Redemption Price, as applicable, on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of any Contingent Coupon Payments or the Maturity Payment Amount or the Optional Redemption Price, as applicable, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

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ABBREVIATIONS

 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(Please print or type name and address including postal zip code of Assignee)

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the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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